Exhibit 99.1

Clene Announces Plan to Expand its Manufacturing Capacity of CNM-Au8, Closing of Up to $30 Million Debt Facility,

and Financing Agreements for $9.25 Million At-the-Market Private Placement

SALT LAKE CITY, UT, May 24, 2021 -- Clene Inc. (NASDAQ: CLNN) (along with its subsidiaries, “Clene”) and its wholly owned subsidiary Clene Nanomedicine, Inc., a clinical-stage biopharmaceutical company dedicated to the treatment of neurodegenerative disease using bioenergetic nanocatalysis, today announced that it is currently in negotiations to lease a 75,000 square foot facility in Elkton, Maryland, a few miles north of its current manufacturing site.  Subject to the successful consummation of those negotiations, the site will be redeveloped to support Clene’s unique manufacturing needs; this redevelopment will enable the Company to materially increase its manufacturing capacity preparatory to the expected data release in H1 2022 from its Phase 3 registration trial evaluating CNM-Au8 as a treatment for amyotrophic lateral sclerosis (ALS).

In connection with its planned efforts to expand its manufacturing capacity, Clene entered into a Loan and Security Agreement with Avenue Venture Opportunities Fund, L.P. (“Avenue”), a fund of the Avenue Capital Group. The Loan Agreement provides for term loans in an aggregate principal amount up to $30 million, with up to $20 million committed between today and December 31, 2021 (“Tranche 1”), and up to a further $10 million funded between January 1, 2022 and June 30, 2022. On the closing date, Clene received $15 million of funds under the Loan Agreement.

Further, Clene has agreed to sell an aggregate of 960,540 shares of its common stock to certain accredited investors in a private placement (PIPE) financing. Clene anticipates that gross proceeds from the PIPE will be $9.25 million, based on the offering price of $9.63 per share, the last reported sale price of Clene’s common stock on the Nasdaq Capital Market on Friday, May 21, 2021. There are no discounts or other warrants associated with the PIPE. Clene has agreed to file with the U.S. Securities and Exchange Commission a registration statement registering the resale of the PIPE Shares within 60 days of the closing date.

Rob Etherington, CEO and President of Clene commented, “Clene already had cash-on-hand to conclude its presently underway and ambitious clinical programs in the difficult-to-treat neurodegenerative diseases of ALS, multiple sclerosis, and Parkinson’s disease. These new funds will further strengthen our balance sheet, extend our runway, and enable our important manufacturing expansion to ensure readiness if our Phase 2 and registrational Phase 3 clinical programs read out positive.”

Taken together, the net proceeds from the PIPE and Loan Agreement announced today add approximately $24 million to Clene’s cash position, incremental to the $48 million as of March 31, 2021. Clene’s strengthened cash position will enable an expansion of its CNM-Au8 manufacturing capabilities.

Chad Norman, Senior Portfolio Manager of Avenue’s Venture Strategy, said, “Avenue is excited to partner with the team at Clene. The company’s platform technology has the potential to revolutionize the way neurodegenerative diseases are treated. Through this transaction, Clene has strengthened its cash position in advance of expected value enhancing milestones and also has the potential to grow with Avenue in the future as its financing needs evolve.”

Pursuant to the funding of Tranche 1 of the Loan Agreement, Clene issued to Avenue warrants to purchase up to 115,851 shares of Clene Inc. common stock. The Warrants expire on May 21, 2026 and have an exercise price per share equal to the lower of (i) $8.63, or (ii) the lowest price per share paid by cash investors for Clene common stock issued in the next bona fide round of equity financing prior to March 31, 2022.

The PIPE was led by four current or former Board members of Clene, three of whom have been involved with Clene for many years. David Matlin, Chairman of the Board of Clene and a PIPE investor, commented, “I have been involved with Clene since its founding, and remain enthusiastically hopeful that Clene’s lead asset, CNM-Au8, may be able to help patients with neurodegenerative diseases. I am grateful to continue supporting Clene in their many efforts.”

About Clene

Clene, a clinical-stage biopharmaceutical company focused on neurodegenerative disease, is leading the way by using nanotechnology to treat bioenergetic failure, which underlies many neurological diseases. Clene has innovated a novel nanotherapeutic platform to create a new class of drugs—bioenergetic nanocatalysts. Clene’s lead drug candidate, CNM-Au8, is a concentrated nanocrystalline gold (Au) suspension that drives critical cellular bioenergetic reactions in the CNS. CNM-Au8 increases cellular energy to accelerate neurorepair and improve neuroprotection. Currently, CNM-Au8 is being investigated for efficacy and safety in a Phase 3 registration trial for ALS and in Phase 2 trials for multiple sclerosis and Parkinson’s disease. Clene has also advanced into the clinic an aqueous solution of ionic zinc and silver for anti-viral and anti-microbial uses. The company is based in Salt Lake City, Utah with R&D and manufacturing operations in Maryland. For more information, please visit www.clene.com.

About Avenue Venture Opportunities

The Avenue Venture Opportunities Fund seeks to provide creative financing solutions to high-growth, venture capital-backed technology and life science companies. The Avenue Venture Opportunities Fund focuses generally on companies within the underserved segment of the market created by the widening financing gap between commercial banks and larger debt funds. For additional information on Avenue Capital Group, which is a global investment firm with assets under management over $11 billion as of April 30, 2021, please visit www.avenuecapital.com.

Forward-Looking Statements

This press release contains “forward-looking statements” which are intended to be covered by the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Clene’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant known and unknown risks and uncertainties, many of which are beyond Clene’s control and could cause actual results to differ materially and adversely from expected results. Factors that may cause such differences include Clene’s ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; Clene’s ability to achieve commercial success for its marketed products and drug candidates, if approved; Clene’s ability to obtain and maintain protection of intellectual property for its technology and drugs; Clene’s reliance on third parties to conduct drug development, manufacturing and other services; Clene’s limited operating history and its ability to obtain additional funding for operations and to complete the licensing or development and commercialization of its drug candidates; the impact of the COVID-19 pandemic on Clene’s clinical development, commercial and other operations, as well as those risks more fully discussed in the section entitled “Risk Factors” in Clene’s Annual Report on Form 10K, as well as discussions of potential risks, uncertainties, and other important factors in Clene’s subsequent filings with the U.S. Securities and Exchange Commission. Clene undertakes no obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. All information in this press release is as of the date of this press release. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Media Contact

Gwendolyn Schanker
LifeSci Communications
(269) 921-3607
gschanker@lifescicomms.com

Investor Contact

Bruce Mackle

LifeSci Advisors, LLC

(929) 469-3859

bmackle@lifesciadvisors.com

Source: Clene Inc.